Shamrock Activist Value Fund Presentation to Management and Board iPass, Inc. June 15, 2006 Exhibit 14

SHAMROCK 1 June 15, 2006 shamrock activist value fund Summary iPass Value Proposition Corporate Performance Governance Shamrock Three-Point Plan Next Steps Table of Contents

Summary

SHAMROCK

June 15, 2006 shamrock activist value fund
Summary
We believe that the iPass strategy, business model and value proposition are strong and sustainable
Corporate performance has declined significantly over the last three years
We believe that the Company must improve its performance in four fundamental areas:
Expense Reduction
Sales Force Productivity
Capital Management
Governance

SHAMROCK

June 15, 2006 shamrock activist value fund
Summary
We believe that iPass will benefit from a more entrepreneurial approach and fresh perspective at this time
We are a significant shareholder and we have experience in the key areas of concern.  We wish to work with the Board and management to improve corporate performance and shareholder value
Shamrock’s Action Plan is straightforward, comprehensive, and achievable within a short period of time
If the Shamrock Action Plan is implemented, we believe that iPass stock is worth approximately $10.00 to $12.00 per share or over 75% above current levels

iPass Value Proposition

SHAMROCK

June 15, 2006 shamrock activist value fund
iPass Value Proposition
iPass offers unique value to companies through its security, consolidated billing, policy enforcement and ubiquitous access across various connection modalities
iPass product offerings address a large and growing market need
There is a place for agnostic distributors or aggregators of marginal network capacity
The iPass cost structure is flexible and scalable, which allows management to create shareholder value at various levels of revenue
An indication of business model strength is the fact, as indicated by management, that the company has never lost a customer and continues to generate recurring revenue years after an initial sale
We believe the business model presents an opportunity for very high returns on invested capital

Corporate Performance

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Despite an attractive business model and favorable industry dynamics, corporate performance has declined over the past three years due to:
Increasing expenses while revenues have flattened
Poor and timid integration of acquisitions
Poor sales force productivity
Sub-optimal balance sheet and capital management strategies

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Operating Expenses as a % of Revenues and Operating Margins
(1)
30.2% 29.8%
10.5%
11.4%
12.3%
15.7%
10.5%
10.7%
10.1%
10.4%
28.0%
33.5%
13.2%
12.5%
8.3% 7.3%
19%
19%
13%
0%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
80.0%
2003 2004 2005 Q1 '06 Annualized
0%
5%
10%
15%
20%
25%
Sales & Marketing Network Operations General & Administrative
Research & Development Operating Margin
$79.5 $97.2 $105.9
$132.7
(1)
Excluding non-cash compensation and amortization of intangibles

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Sales and Marketing Expenses
Since 2003, revenue has been flat while the sales expense ratio has grown dramatically
Sales & Marketing employee count has increased by over 25% since 2003
Despite $60 million spending in sales over LTM, revenue did not grow
33.5%
29.8% 30.2%
28.0%
6.0%
11.0%
16.0%
21.0%
26.0%
31.0%
36.0%
2003 2004 2005 Q1 '06 Annualized
$41.0
$46.6
$50.4
$59.3

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Research and Development
Since 2003, research and development expense has grown by 125% and employee count has grown by approximately 75%
We are concerned that much of this expense is for contract or customized work.
If so, it raises the issue of “true” client profitability or the value of a customer
12.5%
10.4%
7.3%
8.3%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
2003 2004 2005 Q1 '06 Annualized
$9.9
$13.8
$17.6
$22.1

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Operating Margin Trends (1)
Poor expense control has resulted in a dramatic decline in operating income margins
Management must focus on restoring iPass profitability to 2003-2004 levels
(1)
Excluding non-cash compensation and amortization of intangibles
13%
19%
19%
0%
0%
5%
10%
15%
20%
2003 2004 2005 Q1 '06

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Operating Income has declined by 50% since 2003
Cash represents 32% of iPass market capitalization
As a result, the Company’s ROIC has decreased by 75% since 2003
Return on Invested Capital Trends
The recently announced share buyback is timid, will do little to improve ROIC and limits the opportunity to create value from the current depressed share price
# 2003 2004 2005 LTM
Operating Income $26.4 $31.8 $21.3 $13.1
Normalized Tax Rate 40% 40% 40% 40%
Net Operating Income $15.9 $19.1 $12.8 $7.8
Average Invested Capital $111.5 $189.5 $216.7 $223.9
ROIC 14.2% 10.1% 5.9% 3.5%

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Unproven Capital Allocation, Acquisitions and R&D Expenditure
Since 2003, iPass has invested approximately $155mm in acquisitions and R&D that have delivered little or no economic return
Despite these sizable investments, operating income has declined significantly
Date Activity Consideration ($M)
02/15/2006 Purchase of GoRemote Internet Communications $78.0
10/29/2004 Purchase of Mobile Automation 20.0
10/5/2004 Purchase of Safewww.com 8.5
01/01/2004 - 03/31/2006 Capital Expenditures 11.3
01/01/2004 - 03/31/2006 Research and Development Expense 36.9
Total $154.7

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Do these deals distract management from focusing on the details of the core business – notably sales force productivity and expense control?
Management needs to demonstrate that “headline” deals will contribute to financial results
5/16/2006
Hewlett Packard
Works with iPass for Secure Global Connectivity Solution
4/26/2006
iPass and
Nokia
Develop iPass Wireless Connectivity Software
3/14/2006
Global Crossing
Teams With iPass To Launch Mobile IP Connect
2/15/2006 iPass, Inc. completed the acquisition of
GoRemote Internet Communications
10/29/2004 Closed Merger/Acquisition Transaction - Target:
Mobile Automation
10/5/2004
Announced Merger/Acquisition Transaction - Target:
Safewww.com
12/13/2003
T-Mobile
and iPass Agreement Transforms Wi-Fi Industry

1/2/2004
2/2/2004
3/2/2004
4/2/2004
5/2/2004
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10/2/2005
11/2/2005
12/2/2005
1/2/2006
2/2/2006
3/2/2006
4/2/2006
5/2/2006
6/2/2006

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
Poor corporate performance has driven iPass share price steadily down since late 2003
iPass Stock Price Performance (January 1, 2004 - June 13, 2006)
4.21
6.21
8.21
10.21
12.21
14.21
16.21

SHAMROCK

June 15, 2006 shamrock activist value fund
Corporate Performance
iPass share price has declined by 64% since 2003; significantly below the Russell 2000 and the company’s peer group
iPass’ stock price performance ranks 1,944 of the 2000 companies in the Russell 2000
– only 56 companies performed worse since 2003
(1) BUSNISE: Bloomberg U.S. Internet Security Index - Blue Coat System, Checkfree, Entrust, Internet Security Systems, iPass, McAfee, RSA Security, Secure Computing,
Sonicwall, Symantec, Vasco Data, Verisign (Source: Bloomberg)
Cumulative Returns (01/01/04 - 6/13/06)
20.0%
18.4%
(63.7%)
(80.0%)
(60.0%)
(40.0%)
(20.0%)
0.0%
20.0%
40.0%
Russell 2000 Index (1) iPass

Governance

SHAMROCK

June 15, 2006 shamrock activist value fund
Governance
iPass governance practices are weak in a number of critical areas
No separate independent Chairman
Board engagement
•
Attendance at annual meetings/this meeting
•
Limited stock ownership
Transparency of key financial goals and metrics
Stock option issuance practices
Executive compensation structure
•
Amount, alignment, targets, process
•
Pay-for-Performance and at-risk elements
Director compensation structure and amount
Board member selection process
Board de-staggering
Succession planning process

SHAMROCK

June 15, 2006 shamrock activist value fund
Governance
Turnover in the last year of key senior executives appears unusually high
John Sidline: Public Relations – June 2006
Tom Thimot: SVP, Worldwide Sales – May 2006
John Thuma: VP Sales – January 2006
Don McCauley: CFO – June 2005
Bryan Parker: Sr. Director of Finance and IR – May 2005
Does the Board understand and assess the reasons underlying the apparent inability to retain senior executives?
We are concerned that during a time of deteriorating financial performance the CEO maintains his primary residence in Denver

The Shamrock Three-Point Plan

SHAMROCK

June 15, 2006 shamrock activist value fund
Shamrock Three-Point Plan
1. Capital Management
Return $100mm to shareholders by way of special dividend or buy-back
Establish a $75mm to $100mm line of credit
Adopt a policy to distribute excess capital annually
Make no acquisitions until ROIC and Operating Margin over 20%
Pro forma balance sheet ratios remain strong (i.e. assets/equity equal to 1.3)
Liquidity remains robust at approximately $100mm
We believe the Board ought to adopt the following recommendations:

SHAMROCK

June 15, 2006 shamrock activist value fund
Shamrock Three-Point Plan
2. Corporate Performance
Reduce Sales Force, R&D and G&A expenses to “right size” business
Publicly commit to specific financial goals to restore investor confidence and ensure a culture of accountability
(1)
Excluding non-cash compensation and amortization of intangibles
(2)
Cash flow from operations less capital expenditures
2006P 2007P 2008P
Operating Income
(1)
$7.5 $46.0 $64.0
ROIC
(1)
2.5% 22.0% 35.0%
FCF
(2)
$10.2 $35.0 $41.0
Fully Diluted EPS
(1)
$0.19 $0.60 $0.79

SHAMROCK

June 15, 2006 shamrock activist value fund
Shamrock Three-Point Plan
3. Governance
De-stagger Board with all Directors standing for election annually
Appoint independent Chair
Introduce pay for performance compensation plan linked to the above financial metrics with awards occurring at the same time each year
Assess current Board profile and adjust accordingly

SHAMROCK

June 15, 2006 shamrock activist value fund
Shamrock Three-Point Plan
We believe that after the implementation of the Shamrock Plan, iPass shares will trade between $10.00 and $12.00, based on:
- Discounted cash flow analysis
- Comparable Company analysis
- Earnings and EBIT multiples
Implementing our recommendations should result in the following by the end of 2007:
- ROIC increases by approximately 500%
- Fully diluted EPS improves by approximately 200%

Next Steps